UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2022

East Resources Acquisition Company

(Exact name of registrant as specified in its charter)

Delaware	001-39403	85-1210472
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

7777 NW Beacon Square Boulevard

Boca Raton, Florida 33487

(561) 826-3620

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one warrant	ERESU	The NASDAQ Stock Market LLC
Class A common stock, par value $0.0001 per share	ERES	The NASDAQ Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	ERESW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Merger Agreement

As previously disclosed, East Resources Acquisition Company, a Delaware corporation (“ERES”), entered into that certain Agreement and Plan of Merger, dated as of August 30, 2022 (as may be further amended and modified from time to time, the “Merger Agreement”), by and among ERES, LMA Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of ERES (“LMA Merger Sub”), Abacus Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of ERES (“Abacus Merger Sub”), Longevity Market Assets, LLC, a Florida limited liability company (“LMA”), and Abacus Settlements, LLC, a Florida limited liability company (“Abacus” and, together with LMA, the “Companies”), pursuant to which, subject to the satisfaction or waiver of certain conditions precedent in the Merger Agreement, (i) LMA Merger Sub will merge with and into LMA, with LMA surviving such merger (the “LMA Merger”) and (ii) Abacus Merger Sub will merge with and into Abacus, with Abacus surviving such merger (the “Abacus Merger” and, together with the LMA Merger, the “Mergers” and, along with the transactions contemplated in the Merger Agreement, the “Transactions”) and the Companies will become direct wholly owned subsidiaries of ERES. Capitalized terms used, but not defined, in this Current Report on Form 8-K (this “Report”) have their respective meanings given to them in the Merger Agreement.

On October 14, 2022, ERES, LMA Merger Sub, Abacus Merger Sub, LMA and Abacus entered into the First Amendment to Agreement and Plan of Merger (the “Amendment”), pursuant to which the Merger Agreement was amended to, among other things, (i) clarify that the value ascribed to the limited liability company interests of the Companies (the “Company Member Value”) is an amount equal to (a) $618,000,000 minus (b) $86,250,000, (ii) amend and restate the definition of Stock Consideration to clarify that the number of shares of ERES Class A common stock, par value $0.0001 per share (“ERES Class A common stock”), to be issued to the Company Members in connection with the consummation of the Mergers is the number of shares of ERES Class A common stock equal to (a) the Company Member Value minus the Cash Consideration, if any, divided by (b) $10.00, (iii) clarify the intended tax treatment of the Transactions and the representations and warranties related thereto and (iv) remove the requirement that Abacus shall have been relicensed as a life settlement provider by the California Department of Insurance as a result of the change of control of Abacus contemplated by the Transactions prior to closing of the Transactions. For the avoidance of doubt, the Stock Consideration will equal 53,175,000 shares of ERES Class A common stock, assuming the Cash Consideration equals $0.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amendment, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

Furnished herewith as Exhibit 99.1 and incorporated into this Item 7.01 by reference is an updated “Business Combination Summary” slide, which replaces in its entirety slide 6 of the investor presentation previously furnished by ERES as Exhibit 99.2 attached to the Current Report on Form 8-K filed by ERES on August 30, 2022.

Forward-Looking Statements

This Report contains certain forward-looking statements within the meaning of the federal securities laws with respect to the Transactions, including statements regarding the anticipated benefits of the Transactions, the anticipated timing of the Transactions, the future financial condition and performance of the Companies and expected financial impacts of the Transactions (including future revenue and pro forma enterprise value) and the platform and markets and expected future growth and market opportunities of the Companies. These forward-looking statements generally are identified by the words “believe,” “predict,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “scales,” “representative of,” “valuation,” “potential,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions or the negatives of these terms or variations of them. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are inherently subject to risks and uncertainties. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are beyond ERES’s or the Companies’ control, are difficult or impossible to predict and may differ from assumptions. Many factors could cause actual future events to differ materially from the forward-looking statements in this Report, including but not limited to: (i) the risk that the Transactions may not be completed in a timely manner or at all, which may adversely affect the price of ERES’s securities, (ii) the risk that the Transactions may not be completed by ERES’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by ERES, (iii) the failure to satisfy the conditions to the consummation of the Transactions, including the requisite approvals of ERES’s stockholders and the Companies’ owners, the satisfaction of the minimum aggregate transaction proceeds amount following any redemptions by ERES’s public stockholders and the receipt of certain governmental and regulatory approvals, (iv) the lack of a third party valuation in determining whether or not to pursue the Transactions, (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement relating to the Transactions, (vi) the effect of the announcement or pendency of the Transactions on the Companies’ business or employee relationships, operating results and business generally, (vii) the risk that the Transactions disrupt current plans and operations of the Companies, (viii) the risk of difficulties in retaining employees of the Companies as a result of the Transactions, (ix) the outcome of any legal proceedings that may be instituted against the Companies or against ERES related to the Merger Agreement or the Transactions, (x) the ability to maintain the listing of ERES’s securities on a national securities exchange, (xi) changes in the competitive industries in which the Companies operate, variations in operating performance across competitors, changes in laws and regulations affecting the Companies’ business and changes in the combined capital structure, (xii) the ability to implement business plans, forecasts, and other expectations after the completion of the Transactions, and the ability to identify and realize additional opportunities, (xiii) risks related to the uncertainty of the Companies’ projected financial information, (xiv) current and future conditions in the global economy, including as a result of the impact of the COVID-19 pandemic, (xv) the risk that demand for the Companies’ life settlement and related offerings does not grow as expected, (xvi) the ability of the Companies to retain existing customers and attract new customers, (xvii) the potential inability of the Companies to manage growth effectively, (xviii) the potential inability of the Companies to grow their market share of the life settlement industry or to achieve efficiencies regarding their operating models or other costs, (xix) negative trends in the life settlement industry impacting the value of life settlements, including increases to the premium costs of life insurance policies, increased longevity of insureds, and errors in the methodology and assumptions of life expectancy reports, (xx) legal challenges by insurers relating to the validity of the origination or assignment of certain life settlements, (xxi) the enforceability of the Companies’ intellectual property rights, including their trademarks and trade secrets, and the potential infringement on the intellectual property rights of others, (xxii) the Companies’ dependence on senior management and other key employees, (xxiii) the risk of downturns and a changing regulatory landscape in the industry in which the Companies operate, and (xxiv) costs related to the Transactions and the failure to realize anticipated benefits of the Transactions or to realize estimated pro forma results and underlying assumptions, including with respect to estimated stockholder redemptions. The foregoing list of factors is not exhaustive.

Nothing in this Report should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should carefully consider the foregoing factors and the other risks and uncertainties which will be more fully described in the “Risk Factors” section of the proxy statement required to be prepared in connection with the Transactions (the “Proxy Statement”) discussed below and other documents filed by ERES from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers of this Report are cautioned not to put undue reliance on forward-looking statements, and the Companies and ERES assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither the Companies nor ERES gives any assurance that any of the Companies or ERES, or the combined company, will achieve expectations.

Additional Information About the Proposed Transactions and Where to Find It

This Report relates to the proposed Transactions. ERES intends to file a Proxy Statement relating to the Transactions with the SEC that will be sent to all ERES stockholders. ERES will also file other documents regarding the Transactions with the SEC. Before making any voting decision, investors, security holders and other interested persons of ERES and the Companies are urged to read the Proxy Statement and all other relevant documents filed or that will be filed with the SEC in connection with the Transactions as they become available because they will contain important information about the Transactions. Investors, security holders and other interested persons will be able to obtain free copies of the Proxy Statement and all other relevant documents filed or that will be filed with the SEC by ERES through the website maintained by the SEC at www.sec.gov. The documents filed by ERES with the SEC also may be obtained free of charge upon written request to ERES at 7777 NW Beacon Square Boulevard, Boca Raton, Florida.

Participants in the Solicitation

ERES, the Companies and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from ERES stockholders in connection with the Transactions. A list of the names of such directors and executive officers and information regarding their interests in the Transactions will be contained in the Proxy Statement when available. You can find more information about ERES’s directors and executive officers in ERES’s Annual Report on Form 10-K for the year ended December 31, 2021, which ERES filed with the SEC on June 22, 2022. You may obtain free copies of these documents as described in the preceding paragraph.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit	Description

2.1	First Amendment to Agreement and Plan of Merger, dated as of October 14, 2022, by and among East Resources Acquisition Company, LMA Merger Sub, LLC, Abacus Merger Sub, LLC, Longevity Market Assets, LLC and Abacus Settlements, LLC.

99.1	Updated Business Combination Summary Slide

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 14, 2022

EAST RESOURCES ACQUISITION COMPANY

By:	/s/ Gary L. Hagerman, Jr.
Name:	Gary L. Hagerman, Jr.
Title:	Chief Financial Officer and Treasurer

Exhibit 2.1

Execution Version

FIRST AMENDMENT TO

AGREEMENT AND PLAN OF MERGER

This First Amendment (“First Amendment”) to the Merger Agreement (as defined below) is entered into as of October 14, 2022, by and among East Resources Acquisition Company, a Delaware corporation (“Parent”), LMA Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“LMA Merger Sub”), Abacus Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Abacus Merger Sub”), Longevity Market Assets, LLC, a Florida limited liability company (“LMA”), and Abacus Settlements, LLC, a Florida limited liability company (“Abacus”). Parent, LMA Merger Sub, Abacus Merger Sub, LMA and Abacus are sometimes referred to in this First Amendment collectively as the “Parties.” Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Merger Agreement.

RECITALS

WHEREAS, the Parties entered into that certain Agreement and Plan of Merger, dated as of August 30, 2022 (as may be amended, modified or supplemented from time to time, the “Merger Agreement”); and

WHEREAS, the Parties desire to amend the Merger Agreement in accordance with Section 9.13 thereof as more fully set forth herein in order to, among other things, clarify the terms of the consideration to be issued or paid to the Company Members in connection with the consummation of the Mergers.

NOW THEREFORE, in consideration of the mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1. Amendment to Merger Agreement.

(a)	Recital of the Merger Agreement is hereby amended by amending and restating the tax treatment recital as follows:

WHEREAS, for U.S. federal income Tax purposes, it is intended that each of the Mergers qualify as a “reorganization” within the meaning of Section 368(a) of the Code to which each of Parent, LMA, Abacus, LMA Merger Sub and Abacus Merger Sub are parties pursuant to Section 368(b) of the Code (the “Intended Tax Treatment”) and that this Agreement constitutes a “plan of reorganization” for purposes of Sections 354, 361 and 368 of the Code and the Treasury Regulations promulgated thereunder

(b)	Exhibit A of the Merger Agreement is hereby amended by deleting the definition of “Equity Value”.

(c)	Exhibit A of the Merger Agreement is hereby amended by amending and restating the definitions of “Burdensome Condition” and “Stock Consideration” as follows:

“Burdensome Condition” means, in connection with any approval of the Florida Office of Insurance Regulation, any agreement with, or condition or requirement imposed by the Florida Office of Insurance Regulation that (a) has, or would reasonably be expected to have, a Material Adverse Effect on the Companies following the Closing or (b) involves any significant adverse effect on the economic benefits that either (i) Parent or (ii) the Companies, respectively, reasonably expects to obtain from the Transactions.

“Stock Consideration” means the number of shares of Parent Common Stock equal to (a) the Company Member Value minus the Cash Consideration, if any, divided by (b) the Parent Share Value. For the avoidance of doubt, the Stock Consideration shall equal 53,175,000 shares of Parent Common Stock, assuming the Cash Consideration equals $0.

(d)	Exhibit A of the Merger Agreement is hereby amended by adding the following definitions:

“Company Member Value” means an amount equal to (a) the Transaction Value minus (b) the Founder Share Implied Value.

“Founder Share Implied Value” means an amount equal to (a) 8,625,000 multiplied by (b) the Parent Share Value.

“Transaction Value” means $618,000,000.

“Intended Tax Treatment” ……… Recitals.

(e)	Section 6.1(f) of the Merger Agreement is hereby amended and restated as follows:

“Regulatory Approvals. Parent shall have received the approval of the Florida Office of Insurance Regulation with respect to the change of control of Abacus contemplated by the transactions under this Agreement without any Burdensome Condition.”

(f)	Article II of the Merger Agreement is hereby amended by adding a new Section 2.5 as follows:

“Section 2.5 Stock Consideration in Excess of Pro Rata Portion. In the event that the portion of the Stock Consideration allocated to a Company Member as set forth in the Allocation Schedule is greater than such Company Member’s pro rata portion of the Aggregate Merger Consideration, the number of shares of Parent Common Stock issuable to such Company Member in excess of such Company Member’s pro rata portion of the Aggregate Merger Consideration shall be deemed issued to such Company Member at Closing, subject to and contingent upon the imposition of transfer restrictions and forfeiture conditions with respect to such excess shares of Parent Common Stock to be set forth in a written agreement between Parent and such Company Member in form and substance reasonably satisfactory to Parent; provided, however, that in no event shall such excess shares of Parent Common Stock, which are subject to transfer restrictions and forfeiture conditions, exceed an amount of Parent Common Stock that would preclude the Parties from treating the Mergers in a manner consistent with the Intended Tax Treatment. For the avoidance of doubt, the shares of Parent Common Stock issued to a Company Member as Stock Consideration in respect of such Company Member’s pro rata portion of the Aggregate Merger Consideration shall not be subject to additional transfer restrictions and forfeiture conditions pursuant to the preceding sentence.”

(g)	Section 3.15(t) of the Merger Agreement is hereby amended and restated as follows:

“no Group Company has taken, or agreed to take, any action, or to the Knowledge of the Companies is aware of any fact or circumstance, that could reasonably be expected to prevent or impede the Intended Tax Treatment.”

(h)	Section 4.10(p) of the Merger Agreement is hereby amended and restated as follows:

“Parent has not taken, or agreed to take, any action, or has knowledge of any fact or circumstance, that could reasonably be expected to prevent or impede the Intended Tax Treatment.”

(i)	Section 5.7(d) of the Merger Agreement is hereby amended and restated as follows:

“Section 5.7(d) Tax Treatment.

(i) Each of the Parties intends that each Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and that this Agreement be, and hereby is, adopted as a “plan of reorganization” for the purposes of Sections 354, 361 and 368 of the Code and Treasury Regulations Section 1.368-2(g). The Parties agree to report for all Tax purposes in a manner consistent with, and not otherwise take any U.S. federal income Tax position inconsistent with, this Section 5.7(d) unless otherwise required by a change in applicable Law, or as required pursuant to a “determination” within the meaning of Section 1313 of the Code. Except as required by applicable Law, the Parties shall not take any action, or fail to take any action, that could reasonably be expected to prevent or impede the Intended Tax Treatment.

(ii) Each of the Parties shall cooperate, including by making structural changes that may reasonably be necessary or warranted and that are not reasonably expected to impede or materially delay consummation of the Mergers, with each other and shall use their commercially reasonable efforts to obtain the Intended Tax Treatment.

2. Confirmation. Except as otherwise expressly provided herein, the provisions of the Merger Agreement shall remain in full force and effect in accordance with their respective terms following the execution of this First Amendment.

2

3. Governing Law; Jurisdiction; Waiver of Jury Trial. Sections 9.2 through 9.14, Section 9.16 and Section 9.17 of the Merger Agreement are incorporated by reference herein and shall apply hereto mutatis mutandis.

4. Headings. The descriptive headings contained in this First Amendment are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this First Amendment.

5. Counterparts. This First Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this First Amendment by electronic means, including DocuSign, e-mail, or scanned pages, shall be effective as delivery of a manually executed counterpart to this First Amendment.

[Signature Pages Follow]

3

IN WITNESS WHEREOF, each of the Parties has caused this First Amendment to be duly executed on its behalf as of the date first above written.

EAST RESOURCES ACQUISITION COMPANY

By:	/s/ Gary L. Hagerman, Jr.
Name:	Gary L. Hagerman, Jr.
Title:	Chief Financial Officer and Treasurer

LMA MERGER SUB, LLC

By:	East Resources Acquisition Company,
its sole member

By:	/s/ Gary L. Hagerman, Jr.
Name:	Gary L. Hagerman, Jr.
Title:	Chief Financial Officer and Treasurer

ABACUS MERGER SUB, LLC

By:	East Resources Acquisition Company,
its sole member

By:	/s/ Gary L. Hagerman, Jr.
Name:	Gary L. Hagerman, Jr.
Title:	Chief Financial Officer and Treasurer

Signature Page to First Amendment to Agreement and Plan of Merger

LONGEVITY MARKET ASSETS, LLC

By:	/s/ Jay Jackson
Name:	Jay Jackson
Title:	CEO

ABACUS SETTLEMENTS, LLC

By:	/s/ Jay Jackson
Name:	Jay Jackson
Title:	CEO

Signature Page to First Amendment to Agreement and Plan of Merger

Exhibit 99.1

Business Combination Summary

Transaction Details

Sources *($ in millions)*	Amount ($)	%
ERES Cash in Trust	97	15%
Seller Rollover Equity	532	85%
Total Sources	**$629**	**100%**

Uses	Amount ($)	%
Cash to Balance Sheet	79	13%
Seller Rollover Equity	532	85%
Estimated Fees & Expenses	18	3%
Total Uses	**$629**	**100%**

Pro Forma Valuation *(in millions, other than share price)*	
Implied Share Price ($)	$10.00
Pro Forma Shares Outstanding	72
Total Equity Value	**$715**
Less: Pro Forma Net Cash	(79)
Total Enterprise Value	**$636**
2023E Earnings	$41.77
Purchase Multiple	**15.2x**

Pro Forma Ownership Structure

74%
14%
12%
Existing Abacus Equity Holders
ERES Public Shareholders
ERES Sponsor

ABACUS LIFE
OPTIONS FOR YOUR LIFE INSURANCE

Note: This slide does not reflect cash added to trust account for extension payments, assumes no redemptions from SPAC stockholders, and excludes potential dilution from out-of-the-money warrants. Projected Financial Model as shown on slides 20 and 21 assumes $35 million SPAC Cash in Trust (net of redemptions) upon closing and an incremental $100 million of debt financing raised in Q3-23. Assumes closing cash balance does not exceed $200 million. Business Combination Summary Transaction Details Pro Forma Enterprise Value of $636 million Current Abacus equity holders rolling 100% equity ownership 1 Assumes ~$97 million of ERES cash in trust (no redemptions by SPAC stockholders) ERES is opportunistically seeking to raise a PIPE post-announcement Lock-up period for legacy Abacus equity holders & ERES Sponsor is 24 months post-closing for 85% of total shares and 12 months for remaining 15% Existing Abacus Equity Holders ERES Sponsor ERES Public Shareholders Exhibit 99.1